UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2010

HARLEYSVILLE NATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

483 Main Street

Harleysville, Pennsylvania 19438

(215) 256-8851

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On March 5, 2010, Harleysville National Corporation’s wholly-owned subsidiary, Harleysville National Bank and Trust Company (the “Bank”), was advised by the Office of the Comptroller of the Currency (the “OCC”) that it has extended the deadline by which the Bank must meet certain individual minimum capital ratios established by the OCC and disclosed on a Form 8-K filed June 8, 2009 from March 31, 2010 to May 31, 2010. The OCC had previously extended the Bank’s compliance deadline from June 30, 2009 to March 31, 2010.

The extension for compliance is conditioned upon the Bank maintaining capital ratios at least equal to those of a “well capitalized” bank under applicable regulations and the Bank’s continuing progress in addressing certain concerns raised by the OCC in its most recent examination of the Bank.

Harleysville National Corporation expects that its planned merger with First Niagara Financial Group, Inc. will close early in the second quarter of 2010, pending and subject to the receipt of all required regulatory approvals.

Forward Looking Statements

Except for historical information, all other information in this filing consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made to differ include that the proposed merger between Harleysville National Corporation and First Niagara Financial Group, Inc. is subject to a number of conditions and approvals, including regulatory approvals, the receipt of which is required to close the merger. Other important factors are discussed under the caption “Forward-Looking Statements” in Harleysville National Corporation’s Form 10-K Annual Report for the year ended December 31, 2008 and in subsequent filings made prior to or after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2010	HARLEYSVILLE NATIONAL CORPORATION

	By:	/s/ George S. Rapp
		Name:	George S. Rapp
		Title:	Executive Vice President and Chief Financial Officer

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